Exhibit (j)(1)

Consent of Tait, Weller & Baker

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement of Form N-1A of the FBR Funds and to the use of our report dated December 19, 2003 on the financial statements and financial highlights of the FBR Financial Services Fund, FBR Small Cap Financial Fund, FBR Small Cap Value Fund, and FBR Technology Fund, each a series of shares of FBR Family of Funds.   Such financial statements, financial highlights and reports of independent certified public accountants appear in the 2003 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.

Philadelphia, Pennsylvania
February 27, 2004

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of The FBR Funds and to the use of our report dated December 19, 2003 on the financial statements and financial highlights of FBR American Gas Index Fund, Inc.  Such financial statements and financial highlights appear in the October 31, 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
February 27, 2004